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Exhibit 1.1

Oculis Holding AG

Ordinary Shares

(CHF 0.01 nominal value per share)

SALES AGREEMENT

May 8, 2024

LEERINK PARTNERS LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

Oculis Holding AG, a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland (the “Company”), confirms its agreement (this “Agreement”) with Leerink Partners LLC (the “Agent”), as follows:

1.
Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent up to $100,000,000 of ordinary shares, CHF 0.01 nominal value per share, of the Company (the “Ordinary Shares”), subject to the limitations set forth in Section 5(c) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 1, 2024 and declared effective by the Commission on April 3, 2024, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares. The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3 (File No. 333-278409), including a base prospectus, relating to certain securities, including the Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time the registration statement became effective, which prospectus supplement specifically relates to the Placement Shares to be issued from time to time pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Placement Shares provided, however, that Agent is provided with a reasonable opportunity to review any such registration statement or prospectus. Except where the context

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otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, or any subsequent registration statement on Form F-3 or S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the respective dates of the Prospectus Supplement, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.
Placements. Each time that the Company wishes to issue and sell any Placement Shares through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement Shares to be sold, which at a minimum shall include the maximum number or amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the recipients from the Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire

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amount of the Placement Shares has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares effected through the Agent shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

3.
Sale of Placement Shares by the Agent. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market (“Nasdaq”) to sell such Placement Shares up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number or amount of Placement Shares sold on such Trading Day, the volume-weighted average price of the Placement Shares sold and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the Ordinary Shares or to or through a market maker. If expressly authorized by the Company (including in a Placement Notice), the Agent may also sell Placement Shares in negotiated transactions. Notwithstanding the provisions of Section 6(bbb), except as may be otherwise agreed by the Company and the Agent, the Agent shall not purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the Ordinary Shares are purchased and sold on Nasdaq.

4.
Suspension of Sales.

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(a) The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension pursuant to this Section 4(a) is in effect, any obligation under Sections 7(m), 7(n), 7(o), 7(p) and 7(q) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).

(b) Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall suspend or cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

5.
Settlement and Delivery of the Placement Shares.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Agent at which such Placement Shares were sold, after deduction of (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will source from Ordinary Shares held in treasury and issue the Placement Shares being sold on such date and will, or will cause its transfer agent to, electronically transfer such Placement Shares by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly authorized, freely tradeable, transferable, registered shares of Ordinary Shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. In addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, the Company agrees that if the Company or its transfer agent (if applicable), defaults in its obligation to deliver duly

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authorized, freely tradeable, transferable, registered Placement Shares in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be immediately returned to the Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) (excluding any amounts paid pursuant to subclause (b)(i) above) and (iii) pay to the Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

(c) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of shares of Ordinary Shares registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Placement Shares is being made, (ii) the number of authorized but unissued shares of Ordinary Shares of the Company (less shares of Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (iii) the number or dollar amount of shares of Ordinary Shares permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. thereof, if such instruction is applicable), (iv) the number or dollar amount of shares of Ordinary Shares held in treasury by the Company and/or any of its subsidiaries and that the Company’s board of directors or a duly authorized committee thereof or authorized executive officers of the Company are authorized to issue and sell from time to time, and notified to the Agent in writing, or (v) the dollar amount of shares of Ordinary Shares for which the Company has filed the Prospectus Supplement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or authorized executive officers of the Company, and notified to the Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, unless such representation or warranty specifies a different time, and as of (i) each Representation Date (as defined in Section 7(m)), (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement Shares pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):

(a) Compliance with Registration Requirements. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration

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Statement has been filed with the Commission and has been declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. At the time the Registration Statement originally became effective, the Company met the then-applicable requirements for use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement meets, and the offering and sale of Placement Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution” in the Prospectus Supplement. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Placement Shares that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the Securities Act. Copies of the Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.

(b) Accurate Disclosure. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and each Prospectus Supplement, Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(c) Ineligible Issuer. The Company is an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, offered or sold any Placement Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Placement Shares, in each case other than the Registration Statement and Prospectus; the Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any free writing prospectus in connection with the offer and sale of the Placement Shares as long as it continues to qualify as an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) Emerging Growth Company Status. The Company is, and since the initial filing of the Registration Statement has been, an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e) Free Writing Prospectuses. The Company has not, directly or indirectly, used or referred to, and, for as long as it continues to qualify as an “ineligible issuer” (as defined in Rule 405 under the Securities Act), will not, directly or indirectly, prepare, use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act).

(f) Offering Materials. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Placement Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).

(g) Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Reporting Obligations. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of Nasdaq in all material respects. The Company has filed a Notification of Listing of Additional Shares with Nasdaq with respect to the Placement Shares.

(i) No Broker’s Fee. No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as

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contemplated hereby or otherwise. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries (as defined below) any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(j) Independent Accountants. PricewaterhouseCoopers SA, who has audited the Company’s financial statements included or incorporated by reference in the Registration Statement and the Prospectus, is an independent public accountant as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Commission’s rules and regulations under the Exchange Act (the “Exchange Act Regulations”) and the Public Company Accounting Oversight Board.

(k) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of loss, statements of comprehensive loss, statements of financial position, statements of changes in equity and statements of cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The summary financial information included in the Registration Statement and the Prospectus have been compiled on a basis consistent with that of the audited financial statements included therein.

(l) No Material Adverse Change in Business. Except as otherwise stated therein, since the date of the most recent financial statements included in the Registration Statement and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Ordinary Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(m) Incorporation and Authority of the Company. The Company has been duly incorporated or otherwise organized and is validly existing as a corporation under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(n) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and, if applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each

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Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 8.1 of the Company’s most recent 20-F, as incorporated in the Registration Statement.

(o) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the most recent financial statements included in the Registration Statement and Prospectus, except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(p) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q) Authorization and Description of Placement Shares. The Placement Shares to be purchased by the Agent from the Company have been duly authorized for issuance and sale to the Agent pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Placement Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Placement Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Placement Shares will be subject to personal liability solely by reason of being such a holder.

(r) No Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus and have been satisfied or waived.

(s) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of association or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares and

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the use of the proceeds from the sale of the Placement Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers or contractors, which, in either case, would result in a Material Adverse Effect.

(u) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(v) Accuracy of Exhibits. There are no contracts or documents which are required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described, incorporated and filed as required.

(w) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Placement Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(x) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or

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in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(y) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them (if any) and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(z) Intellectual Property. (i) The Company and its subsidiaries own, or possess valid and enforceable rights to use, any and all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, other source indicators and other similar intellectual property or proprietary rights throughout the world (including any and all registrations and applications for registration of, and goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”), in each case, used or held for use in, or otherwise necessary to carry on the conduct of, their respective businesses as now operated by them and as proposed to be operated by them; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of, any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property of any person, or challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; (iv) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries is valid and enforceable; and (v) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property for which the value to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, and no such confidential information has been disclosed other than to employees, consultants, agents and contractors of the Company or its subsidiaries in the course of their services to the Company or its subsidiaries, all of whom are bound by valid and enforceable confidentiality obligations.

(aa) Environmental Laws. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or

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subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, as applicable, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in the eXtensible Business Reporting Language included in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed by them have been filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all taxes shown as due on such returns or United States federal income taxes otherwise assessed against the Company and its subsidiaries, which

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are due and payable, have been paid, except assessments against which appeals, contests, or similar proceedings have been or will be promptly taken and as to which adequate reserves have been provided in accordance with IFRS. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, or local law, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes shown as due on such returns or all taxes imposed pursuant to applicable foreign, state, or local law that are otherwise assessed against the Company and its subsidiaries, except for such taxes, if any, that are being contested in good faith and as to which adequate reserves have been established by the Company or any of its subsidiaries in accordance with IFRS. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(ee) Transfer Taxes. No stamp duty, stamp duty reserve, registration, issuance, transfer taxes or other similar documentary taxes, duties, fees or charges (“Transfer Taxes”) are payable or required to be paid by or on behalf of the Agent in Switzerland or any political subdivision, authority or agency thereof or therein having power to tax in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Placement Shares in the manner contemplated by this Agreement and the Prospectus, or (iii) the sale and delivery by the Agent as contemplated herein and in the Prospectus.

(ff) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(gg) Investment Company Act. The Company is not required, and upon the issuance and sale of the Placement Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(hh) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or to result in a violation of Regulation M under the Exchange Act.

(ii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined

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in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine, non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (“Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of the sale of the Placement Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or with a Sanctioned Country, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ll) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Placement Shares to repay any outstanding debt owed to any affiliate of the Agent.

(mm) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(nn) Cybersecurity. (i) The Company and its subsidiaries’ respective information technology assets, equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the respective businesses of the Company and its subsidiaries, in each case, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) to the knowledge of the Company, there has been no breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of, or security incident relating to, any

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IT Systems (“Breach”); (iii) neither the Company nor any of its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any Breach; and (iv) the Company and its subsidiaries have implemented, maintained and complied, in all material respects, with commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, sensitive, confidential or regulated data (“Data”) used in connection with their businesses.

(oo) Privacy. (i) The Company and its subsidiaries have complied at all times since the Company’s inception, and are presently in compliance, in all material respects, with all applicable internal and external written privacy policies, contractual obligations, industry standards required by executed contract, applicable state, federal and international data privacy and security laws and regulations, and binding judgments, orders, rules and regulations of any applicable court or arbitrator or other governmental or regulatory authority, in each case, regarding the collection, use, transfer, storage, protection, disposal, disclosure or other processing by the Company and its subsidiaries of Data (collectively, the “Data Privacy Obligations”); (ii) neither the Company nor any of its subsidiaries has received any written notification of or complaint regarding, or are aware of any other facts that, individually or in the aggregate, would reasonably indicate, material non-compliance by the Company or any of its subsidiaries with any Data Privacy Obligation; and (iii) there is no pending, or, to the knowledge of the Company, threatened, action, suit or proceeding by or before any applicable court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Data Privacy Obligation.

(pp) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of Switzerland, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement.

(qq) Regulatory Compliance. The Company and its subsidiaries: (i) has operated and currently operates its business in compliance in all material respects with applicable Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services (“HHS”), the European Medicines Agency and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company and its subsidiaries; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to

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conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries are in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1001 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. 42 U.S.C. § 1320a-7a; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; each as amended, and the regulations promulgated pursuant to such laws; and any similar foreign, federal, state and local laws and regulations.

(rr) Manufacturing and Suppliers. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities and applicable Health Care Laws, except for such non-compliance that would not, singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(ss) Studies, Tests and Trials. None of the Company’s product candidates have received marketing approval or licensure from any Applicable Regulatory Authority. All clinical and pre-clinical studies and trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries has participated, with respect to the Company’s product candidates, including any such studies and trials that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, to the Company’s knowledge, being conducted in all material respects in accordance with applicable

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Health Care Laws, including, without limitation, current Good Clinical Practices and Good Laboratory Practices (to the extent required), and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement and the Prospectus, the results of which are materially inconsistent with or call into question the results described or referred to in the Registration Statement and the Prospectus; the Company and each of its subsidiaries have not received, any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company or any of its subsidiaries has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company or any of its subsidiaries in connection with a Company Trial, the Company or such subsidiary has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(tt) No Ratings. At the date of this Agreement, neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).

(uu) FPI Status. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(vv) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon the Agreement would be declared enforceable against the Company by the courts of Switzerland, without reconsideration or reexamination of the merits within the limits set out in the Swiss Federal Private International Law Act of 18 December 1987, as amended.

(ww) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland, subject to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities” in the Registration Statement and the Prospectus. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(xx) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene the laws of Switzerland or its public policy.

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(yy) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Prospectus, this Agreement, the Placement Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(zz) [Reserved].

(aaa) Legal Action. A holder of the Placement Shares and the Agent are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Switzerland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(bbb) Purchase and Sale of Ordinary Shares. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Ordinary Shares for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.

(ccc) No Similar Transactions. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

Any certificate signed by any officer of the Company and delivered to the Agent or its counsel in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent.

7. Covenants of the Company. The Company covenants and agrees with the Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (in each case, insofar as it relates to the transactions contemplated hereby); (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed, subject to compliance with Section 4 hereof); (iii) the Company will

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not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the Placement Shares or a security convertible into or exchangeable or exercisable for the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the Company’s making such filing notwithstanding the Agent’s objection (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement, subject to compliance with Section 4 hereof) and the Company will furnish to the Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement or the Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement if, in the reasonable judgment of the Company, it is in the best interests of the Company to do so. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR.

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(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders and to the Agent as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act, provided that the Company will be deemed to have furnished such statement to its security holders and the Agent to the extent such statement has been filed on EDGAR.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (ii) the preparation, issuance, sale and delivery of the Placement Shares and any taxes due or payable in connection therewith, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(w) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of any transfer agent or registrar for the Shares, (vii) the reasonable and documented fees and associated expenses of the Agent’s outside legal counsel for filings with the FINRA Corporate Financing Department in an amount not to exceed $15,000 (excluding FINRA filing fees referred to in clause (vi) above and in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable fees and disbursements of the Agent’s outside legal counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement and the Company’s delivery of the initial certificate pursuant to Section 7(m) and (B) in an amount not to exceed $25,000 in connection with each Representation Date (as defined below) on which

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the Company is required to provide a certificate pursuant to Section 7(m) (in addition to the fees and associated expenses referred to in clause (vii) above).

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for shares of Ordinary Shares, warrants or any rights to purchase or acquire shares of Ordinary Shares during the period beginning on the fifth Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for shares of Ordinary Shares, warrants or any rights to purchase or acquire, shares of Ordinary Shares prior to the later of the termination of this Agreement and the sixtieth day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) shares of Ordinary Shares, options to purchase shares of Ordinary Shares, Stock Appreciation Rights, restricted stock, other securities under the Company’s existing equity incentive plans, or shares of Ordinary Shares issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not shares of Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) shares of Ordinary Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent during the term of this Agreement and (iii) shares of Ordinary Shares or securities convertible into or exchangeable for shares of Ordinary Shares as consideration for mergers, acquisitions, joint ventures, collaborations, licensing agreements, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agent promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.

(k) Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent, its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on or prior to such dates as the Securities Act shall require, with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of

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Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(l) may be satisfied by Company’s inclusion in the Company’s Form 20-F, as applicable, of the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares during the relevant period.

(m) Representation Dates; Certificate. On or prior to the date on which the Company first delivers a Placement Notice pursuant to this Agreement (the “First Placement Notice Date”) and each time the Company:

(i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii) files a report on Form 6-K containing quarterly or half-year financial information (including any Form 6-K/A containing amended financial information or a material amendment to the previously filed report on Form 6-K containing quarterly or half-year financial information) under the Exchange Act; or

(iv) files a report on Form 6-K containing amended financial information that is material to the offering of securities of the Company in the Agent’s reasonable discretion (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if (1) a Placement Notice is pending or in effect and (2) the Agent requests such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect or if a suspension is in effect with respect to any Placement Notice, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agent with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Agent sells any Placement Shares pursuant thereto, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

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(n) Legal Opinions. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion and negative assurance letter of Cooley LLP, counsel to the Company, or such other counsel reasonably satisfactory to the Agent (“Company Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion and negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o) Intellectual Property Opinion. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion of Plasseraud IP, counsel for the Company with respect to intellectual property matters, or such other intellectual property counsel reasonably satisfactory to the Agent (“Intellectual Property Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such written opinion for subsequent Representation Dates, Intellectual Property Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion letter delivered by such counsel under this Section 7(o) to the same extent as if it were dated the date of such opinion letter (except that statements in such prior opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Swiss Legal Opinion. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion of Vischer AG, counsel for the Company with respect to Swiss legal matters, or such other Swiss counsel reasonably satisfactory to the Agent (“Swiss Counsel”), in form and substance reasonably satisfactory to the Agent and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such written opinion for subsequent Representation Dates, Swiss Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion letter delivered by such counsel under this Section 7(p) to the same extent as if it were dated the date of such opinion letter (except that statements in such prior opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letter. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(q); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within 10 Trading Days of the occurrence of any material transaction or event that necessitates the filing of additional, pro forma, amended or revised financial statements (including any restatement of previously issued financial

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statements). Each Comfort Letter shall be in form and substance satisfactory to the Agent and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r) Market Activities. The Company will not, directly or indirectly, and will cause its officers, directors and Subsidiaries not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Ordinary Shares or (ii) sell, bid for, or purchase shares of Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase shares of Ordinary Shares in accordance with Rule 10b-18 under the Exchange Act.

(s) Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(t) Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a Material Adverse Effect.

(u) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(w) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agent at a time when the Company is no longer an “ineligible issuer” (as defined in Rule 405 under the Securities Act), neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(x) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain

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an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(y) Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(z) Emerging Growth Company. The Company will promptly notify the Agent if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Agent’s distribution of the Placement Shares pursuant to this Agreement.

(aa) Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company, in its sole discretion, will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Ordinary Shares that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement”

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shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(bb) General Instruction I.B.5. of Form F-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form F-3 (including pursuant to General Instruction I.B.5.) at the time it files with the Commission an annual report on Form 20-F or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 20-F or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of shares of Ordinary Shares available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.5. of Form F-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares.

(cc) Tax Indemnity. The Company will indemnify and hold harmless the Agent against any Transfer Taxes, including any interest and penalties, on the issue and sale of the Placement Shares.

(dd) Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Ordinary Shares.

(ee) No Withholding Taxes. The Company agrees that all amounts payable hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which tax payment is made on behalf of the Company, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received had such deduction or withholding not been required; provided, however, that, upon request, each such person shall cooperate reasonably with the Company to reduce or eliminate amounts required to be so deducted or withheld.

(ff) No VAT. All payments made by or on behalf of the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall, subject to receipt of an appropriate VAT invoice, pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by the Agent or for which the Agent is to be reimbursed will be invoiced and payable together with VAT, where applicable. Any amount for which the Agent is to be reimbursed or indemnified under this Agreement will be reimbursed or indemnified together with an amount equal to any VAT payable in relation to the cost, fee, expense or other amount to which the reimbursement or indemnification relates.

(gg) Uncertificated Securities Book. The Company undertakes to keep an uncertificated securities book (Wertrechtebuch) in accordance with article 973c paragraph 2 CO.

8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its

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reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b) [Reserved].

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or any of its Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(f) Company Counsel Legal Opinions. The Agent shall have received the opinions and negative assurance letters, as applicable, of Company Counsel, Intellectual Property Counsel and Swiss Counsel required to be delivered pursuant to Section 7(n), Section 7(o) and Section 7(p), as applicable, on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 7(n), Section 7(o) and Section 7(p), as applicable.

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(g) Agent’s Counsel Legal Opinion. The Agent shall have received from Davis Polk & Wardwell LLP, counsel for the Agent, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.

(h) Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(i) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j) Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) the Company’s Articles of Association, (ii) the Company’s Organizational Regulations (Organisationsreglement), (iii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares and (iv) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).

(k) No Suspension. The Ordinary Shares shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. Trading in the Ordinary Shares shall not have been suspended on, and the Ordinary Shares shall not have been delisted from, Nasdaq.

(l) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agent with conformed copies of such opinions, certificates, letters and other documents as the Agent may have reasonably requested.

(m) Securities Act Filings Made. All filings with the Commission required by Rule 424(b) under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(n) Approval for Listing. Either (i) the Placement Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the First Placement Notice Date and Nasdaq shall have reviewed such application and not provided any objections thereto.

(o) FINRA. FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

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(p) No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus, or (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other

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indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or Related Proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution)

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to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9. Notwithstanding the foregoing provisions of this Section 9(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

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(a) The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n), Section 7(o), Section 7(p) or Section 7(q), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any other condition of the Agent’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal, New York or Swiss authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), the Agent shall provide the required notice as specified in Section 12.

(b) The Company shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this

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Agreement, the Company shall not be required to pay to the Agent any discount or commission with respect to any Placement Shares not otherwise sold by the Agent under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agent’s expenses pursuant to Section 7(g).

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

Leerink Partners LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Attention: Peter M. Fry

E-mail:

with a copy (which shall not constitute notice) to:

Leerink Partners LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Attention: Legal Department

E-mail:

and if to the Company, shall be delivered to:

Bahnhofstrasse 7, CH-6300, Zug, Switzerland, Attention: Chief Executive Officer

E-mail:

with copies (which shall not constitute notice) to:

Cooley LLP

11951 Freedom Drive

Reston, Virginia 20190

Attention: Divakar Gupta and Katie Kazem

E-mail:

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party

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receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares.

15. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceeding”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Oculis US Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The Company agrees to indemnify the Agent, its directors, officers, affiliates and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

18. Construction.

(a) The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

(b) Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

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(e) References herein to any gender shall include each other gender.

(f) References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

19. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it (i) no longer classifies as an “ineligible issuer” (as defined in Rule 405 under the Securities Act) and (ii) obtains the prior consent of the Agent, will not make any offer relating to the Placement Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Ordinary Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

20. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Agent has been retained to act as sales agent in connection with the sale of the Placement Shares, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b) the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company has been advised and is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary

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claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders (or other equity holders), creditors or employees of the Company.

21. Recognition of the U.S. Special Resolution Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Use of Information. The Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.

24. Agent’s Information. As used in this Agreement, “Agent’s Information” means solely the following information in the Registration Statement and the Prospectus: the seventh paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements

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and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

OCULIS HOLDING AG

By: /s/ Riad Sherif

Name: Riad Sherif, M.D.

Title: Chief Executive Officer

By: /s/ Sylvia Cheung

Name: Sylvia Cheung

Title: Chief Financial Officer

ACCEPTED as of the date

first-above written:

LEERINK PARTNERS LLC

By: /s/ Peter M. Fry

Name: Peter M. Fry

Title: Head of Alternative Equities

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SCHEDULE 1

FORM OF PLACEMENT NOTICE

From: [ ]

[TITLE]

Oculis Holding AG

Cc: [ ]

To: Leerink Partners LLC

Subject: Leerink Partners —At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated May 8, 2024 (the “Agreement”), by and between Oculis Holding AG, a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland (the “Company”) (the “Company”), and Leerink Partners LLC (“Leerink Partners”), I hereby request on behalf of the Company that Leerink Partners sell up to [ ] shares of ordinary shares, CHF 0.01 nominal value per share, of the Company (the “Shares”), at a minimum market price of $ per share[; provided that no more than [•] Shares shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all Shares that are the subject of this Placement Notice are sold].

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SCHEDULE 2

The Company

Riad Sherif

Sylvia Cheung

Leerink Partners

Gabriel Cavazos

Brian Swanson

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SCHEDULE 3

Compensation

The Company shall pay Leerink Partners compensation in cash up to 3% of the gross proceeds from the sales of Placement Shares pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

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